Exhibit 99.1

CONSULTING AGREEMENT
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THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 2009, by and between Empire Resorts, Inc. ("Empire") and G. Michael Brown & Associates, PC (G. Michael Brown and such representatives as are provided by G. Michael Brown & Associates, PC, collectively, the "Consultant").

W I T N E S S E T H:

WHEREAS, the Consultant has specialized and unique skills, knowledge and contacts with respect to the gaming industry and real estate development; and

WHEREAS, Empire desires to retain the Consultant as a consultant in order to assist Empire in expanding Empire’s presence in the gaming industry and casino development.

NOW, THEREFORE, in consideration of the terms and mutual undertakings herein contained, Empire and the Consultant hereby agree as follows:

1.           Consulting Services; Term.  Commencing on September 1, 2009 and ending on August 31, 2010 (such period, the “Term”), the Consultant agrees to make G. Michael Brown and such other employees or other representatives of Consultant reasonably acceptable to Empire available for such time as the Consultant and Empire shall reasonably determine to provide to Empire the consulting services (the “Consulting Services”) described on Exhibit A hereto.  Consultant shall report to the Board of Directors of Empire and, as a precondition to payment of the Consultant’s monthly fee, shall submit a monthly report to the Board of Directors summarizing the Consultant’s activities for the prior month.  The Term may be extended by mutual agreement of the parties hereto in accordance with Section 7(c).  Upon the expiration of the Term, (i) Empire will pay (or cause to be paid) all accrued but unpaid Consulting Compensation and expense reimbursements as of the date of such expiration; and (ii) this Agreement will terminate except that Sections 3, 5, 6 and 7 will continue in full force and effect.

2.           Compensation and Expenses.  As compensation for performing the Consulting Services, Empire will pay (or cause to be paid) to the Consultant the Consulting Compensation set forth on Exhibit A hereto (the "Consulting Compensation").  Empire will reimburse the Consultant for all reasonable, documented out-of-pocket expenses incurred by the Consultant in performing the Consulting Services that are submitted for reimbursement to the chairperson on the Compensation Committee of the Board of Directors of Empire, within thirty (30) days of the incurrence of such expense.

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3.           Confidentiality.  In connection with performing the Consulting Services, the Consultant may come into possession of information regarding Empire and its partners, manager, affiliates and their respective employees, officers and directors (collectively, "Confidential Information").  During and after the Term, the Consultant agrees to refrain from disclosing any Confidential Information to any person or entity, except to the extent (i) required by law, regulation, subpoena or other legal process or proceeding (and only after prior notice to Empire); (ii) required in connection with performing the Consulting Services; (iii) Confidential Information is or becomes generally available to the public through no action or omission of the Consultant; or (iv) Empire has consented in writing to such disclosure.  Upon the expiration of the Term and upon the request of Empire, the Consultant will return to Empire all Confidential Information that has been provided to the Consultant.

4.           Independent Contractor Status.  The relationship of the Consultant to Empire in performing the Consulting Services shall be that of an independent contractor, and nothing contained in this Agreement shall create or imply a partnership, joint venture, agency or employment relationship between the Consultant and Empire.  Without Empire's written consent, the Consultant, when acting as a consultant under the terms of this Agreement, is not authorized to bind Empire or its subsidiaries or to otherwise make any representation, agreement or commitment on behalf of Empire; provided, however, the Consultant shall not be required to obtain such written consent with respect to the incurrence of any expenses on behalf of Empire or its subsidiaries of less than $1,000 individually or $5,000 in the aggregate.  Empire will not withhold any federal, state or local payroll taxes or any state unemployment or similar taxes in respect of the Consulting Services, unless such withholding is required by law.  The Consultant will be responsible for the payment of all federal, state or local taxes relating to the Consulting Compensation.

5.           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing, shall be addressed as follows, and shall be deemed to have been duly given on the date of delivery:

If to Empire:	Empire Resorts, Inc.
Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, NY 12701
Attn: Joseph Bernstein

If to the Consultant:	G. Michael Brown & Associates, PC
204 Philadelphia Boulevard
Sea Girt, NJ 08750
Attn. G. Michael Brown

Either party hereto may change its address for purposes of this Section 5 by giving the other party hereto written notice of the new address in the manner set forth above.

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6.           Indemnity.  Except to the extent caused by the gross negligence, fraud or intentional misconduct of the Consultant, Empire will indemnify and hold the Consultant harmless against all claims by third parties arising from the Consultant's provision of the Consulting Services and against all costs, including reasonable attorneys' fees, to defend such claims.  The Consultant shall not settle any matter that would give rise to indemnification obligations of Empire hereunder without Empire 's prior written approval.

7.           Miscellaneous.

(a)
Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.  The parties hereto agree that all actions or proceedings relating to this Agreement shall be brought only in the federal or state courts of New York.

(b)
Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(c)
Waivers and Amendments.  This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.  The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce such provision.  No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained herein.

(d)
Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(e)	Assignment. The Consultant may not assign this Agreement, or any right or obligation hereunder, without the prior written consent of Empire. Any such attempted assignment shall be null and void.

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(f)	Counterparts. This Contract may be executed in duplicate counterparts, each of which shall be deemed an original hereof.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

Empire Resorts, Inc.

By:	/s/ Joseph E. Bernstein
	Name:	Joseph E. Bernstein
	Title:	Chief Executive Officer

CONSULTANT:

G. Michael Brown & Associates, PC

By:	/s/ G. Michael Brown
	Name:	G. Michael Brown
	Title:	President

CONSULTING AGREEMENT

EXHIBIT A

CONSULTING SERVICES.  The Consulting Services shall include, but not be limited to, the following services that Empire may request from time to time during the Term:

1.	Functioning as a strategic advisor to Empire with respect to Native American and government relations.
2.	Developing relationships with Native American tribes.
3.
Assisting with the transaction with a Native American tribe for the transfer of 29.31 acres of land located in Monticello, New York owned by Monticello Raceway Management, Inc. to the federal government to be held in trust for the benefit of such Native American tribe (the “Trust Property”).

4.	Planning and development of a Class III or other casino on the Trust Property.
5.	Such other duties as are incidental to the foregoing responsibilities and as may be reasonably requested by Empire.

CONSULTING COMPENSATION.  In consideration of performing the Consulting Services, Empire will pay (or cause to be paid) to the Consultant $120,000 annually, paid in equal monthly installments of $10,000 per month following submission of monthly summary to Empire’s Board of Directors.

.